                                                             Exhibit 24.1

                              POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the "Corporation"), does hereby constitute and appoint Christopher R. Skomorowski and John E. Hanley, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his name and in the capacities indicated below and to execute any and all instruments for him and in his name in the capacities indicated below which said Christopher R. Skomorowski and John E. Hanley, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation's Annual Report on Form 10-K
(the "Annual Report") respecting the fiscal year ended December 31, 1998, including specifically, but not limited to, power and authority to sign for him in his name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Christopher R. Skomorowski and John E. Hanley, or either of them, shall do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

/s/ Christopher R. Skomorowski
-------------------------------   President, Chief          March 10, 1999
    Christopher R. Skomorowski    Executive Officer

/s/ Lee A. Asseo
------------------------------    Director                  March 10, 1999
    Lee A. Asseo

/s/ Samuel P. Cooley
------------------------------    Director                  March 10, 1999
    Samuel P. Cooley

/s/ W. Leslie Duffy
------------------------------    Director                  March 10, 1999
    W. Leslie Duffy

/s/ David Freeman
------------------------------    Director                  March 10, 1999
    David Freeman

/s/ Joel Schiavone
-------------------------------   Director                  March 10, 1999
    Joel Schiavone

/s/ Elliott F. Whitely
-------------------------------   Director                  March 10, 1999
    Elliott F. Whitely

/s/ Roger M. Widmann
-------------------------------   Chairman of the           March 10, 1999
    Roger M. Widmann              Board/Director

/s/ A. E. Wolf
-------------------------------   Director                  March 10, 1999
    A. E. Wolf

/s/ John J. Worthington
-------------------------------   Director                  March 10, 1999
    John J. Worthington
